Exhibit 1.1

Marsh & McLennan Companies, Inc.

$600,000,000 aggregate principal amount of 4.950% Senior Notes due 2036

UNDERWRITING AGREEMENT

February 11, 2026

February 11, 2026

Citigroup Global Markets Inc.

J.P. Morgan Securities LLC

Wells Fargo Securities, LLC

For themselves and as Representatives

of the other Underwriters named in

Schedule I hereto

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

J.P. Morgan Securities LLC

270 Park Avenue

New York, New York 10017

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202

Dear Sirs and Mesdames:

Marsh & McLennan Companies, Inc., a Delaware corporation (the “Company”), proposes to issue and sell $600,000,000 aggregate principal amount of 4.950% Senior Notes due 2036 (the “Notes”) to be issued under an indenture, dated as of July 15, 2011 (the “Original Indenture”), and a twenty-first supplemental indenture relating to the Notes, to be dated the Closing Date (the “Supplemental Indenture,” and, together with the Original Indenture, the “Indenture”), between the Company, as issuer, and The Bank of New York Mellon, as trustee (the “Trustee”), to each of the Underwriters named in Schedule I hereto (collectively, the “Underwriters”), for whom Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC are acting as representatives (such group in such capacity, the “Representatives”).

On July 24, 2024, the Company filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-280979) for the registration of the offer and sale of certain securities, including the Notes, from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), and the Company has filed such post-effective amendments thereto as may be required prior to the date hereof. Such registration statement, as so amended, has been declared effective by the Commission, and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Company has furnished to you, for use by the Underwriters and by dealers, electronic copies of one or more preliminary prospectus supplements (the “Preliminary Prospectus Supplements”) relating to the Notes. Promptly after execution and delivery of this

Agreement, the Company will prepare and file a final prospectus supplement (the “Final Prospectus Supplement”) reflecting the terms of the Notes, the terms of the offering thereof and the other matters set forth therein, pursuant to Rule 424(b) under the Securities Act. The registration statement, in the form in which it became effective and all post-effective amendments thereto, is herein called the “Registration Statement.” The prospectus, dated July 24, 2024, in the form in which it appears in the Registration Statement is hereinafter referred to as the “Basic Prospectus.” The term “Preliminary Prospectus” shall mean any Preliminary Prospectus Supplement relating to the Notes, together with the Basic Prospectus, that is filed with the Commission pursuant to Rule 424(b). The term “Prospectus” shall mean the final prospectus supplement relating to the Notes, together with the Basic Prospectus, that is filed pursuant to Rule 424(b) after the date and time that this Agreement is executed (the “Execution Time”) by the parties hereto. If the Company has filed an abbreviated registration statement to register additional Notes or other debt securities pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Any reference in this Agreement to the Registration Statement, the Basic Prospectus, the Preliminary Prospectus and the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, prior to 3:55 p.m. New York City time on the date of this Agreement (the “Initial Sale Time”), and any reference to “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Prospectus, the Basic Prospectus, the Preliminary Prospectus Supplements and the Final Prospectus Supplement shall be deemed to refer to and include any documents filed after the Initial Sale Time under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission thereunder that are deemed to be incorporated by reference therein.

1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with the Representatives that:

(i) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.

(ii) At the respective times the Registration Statement and any post-effective amendments thereto became effective or were filed, as the case may be, at the date hereof and at the Closing Date (as defined in Section 4 hereof), the Registration Statement and any amendments thereto did not, do not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and complied, comply and will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder. At the date of the Prospectus and at the Closing Date, neither the Prospectus nor any amendment or supplement thereto contained or contains and, as amended or supplemented, if applicable, will contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus or any amendment or supplement thereto based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the information described as such in Section 7 hereof.

(iii) The term “Disclosure Package” shall mean (i) the Preliminary Prospectus, dated February 11, 2026, (ii) the issuer free writing prospectuses as defined in Rule 433 under the Securities Act (each, an “Issuer Free Writing Prospectus”), if any, identified in Schedule II(A) hereto and (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package. As of the Initial Sale Time, the Disclosure Package and each Issuer Free Writing Prospectus listed on Schedule II(B) hereto, as supplemented by and taken together with the Disclosure Package as of the Initial Sale Time, did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in this paragraph do not apply to statements or omissions in the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the information described as such in Section 7 hereof.

(iv) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Notes in reliance on the exemption of Rule 163 under the Securities Act, and (iv) as of the Execution Time, the Company was and is a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 under the Securities Act, that automatically became effective not more than three years prior to the Execution Time; the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to the use of the automatic shelf registration statement form and the Company has not otherwise ceased to be eligible to use the automatic shelf registration form.

(v) (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this Section 1(v)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405 under the Securities Act).

(vi) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its properties and to conduct its business as described in the Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(vii) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the offering of Notes under this Agreement or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus. If at any time following the issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus, the Company has promptly notified or will promptly notify the Representatives and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict. The representations and warranties set forth in this paragraph do not apply to statements or omissions in the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the information described as such in Section 7 hereof.

(viii) The Company has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Underwriters’ distribution of the Notes, any offering material in connection with the offering and sale of the Notes other than the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Representatives and included in Schedule II hereto or the Registration Statement.

(ix) Each subsidiary of the Company that is a “significant subsidiary” of the Company as defined by Rule 1-02 of Regulation S-X under the Securities Act (each a “Significant Subsidiary,” and collectively, the “Significant Subsidiaries”) has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its properties and to conduct its business as described in the Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole; except as described in or contemplated by the Disclosure Package and the Prospectus, all of the issued shares of capital stock of each Significant Subsidiary have been duly and validly authorized and issued and, are fully paid and non-assessable.

(x) This Agreement has been duly authorized, executed and delivered by the Company.

(xi) The authorized capital stock of the Company conforms to the description thereof contained in the Disclosure Package and the Prospectus. All of the outstanding shares of capital stock of the Company have been duly authorized and are validly issued, fully paid and non-assessable.

(xii) The Original Indenture has been duly and validly authorized by all necessary corporate action by the Company, has been duly executed and delivered by the Company and (assuming due authorization, execution and delivery by the Trustee) is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws now or hereafter in effect affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). The Supplemental Indenture has been duly and validly authorized by all necessary corporate action by the Company; upon due execution and delivery by the Company, and upon the due authorization, execution and delivery by the Trustee, the Supplemental Indenture will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws now or hereafter in effect affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). The Indenture has been duly qualified under the Trust Indenture Act. The Notes and the Indenture will conform, in each case in all material respects, to the descriptions thereof contained in the Disclosure Package and the Prospectus.

(xiii) The issuance and sale of the Notes have been duly and validly authorized by all necessary corporate action by the Company and, when duly executed by the Company and duly authenticated and delivered by the Trustee against payment in accordance with the terms of the Indenture and this Agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (assuming the due authorization, execution and delivery of the Indenture by the Trustee) and entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws now or hereafter in effect affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). When duly executed, authenticated, issued, delivered and paid for as provided herein and in the Indenture, the Notes will constitute direct, general senior, unsecured and unconditional obligations of the Company and will rank pari passu with all other present and future senior, unsecured indebtedness of the Company (other than obligations preferred by statute or operation of law).

(xiv) The execution, delivery and performance by the Company of this Agreement and the Indenture, the issuance, authentication, sale and delivery of the Notes and compliance by the Company with the terms thereof, and the consummation of the transactions contemplated herein and therein, will not conflict with or violate any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of, or settlement agreement with, any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except for any such conflicts or violations which, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole; and no consent, approval, authorization or order of or qualification with, any governmental body or agency is required for the execution, delivery and performance by the Company of this Agreement or the Indenture, the issuance, authentication, sale and delivery of the Notes and compliance by the Company with the terms thereof, and the consummation of the transactions contemplated by this Agreement or the Indenture, except for the registration of the Notes under the Securities Act, the qualification of the Indenture under the Trust Indenture Act and such consents, approvals, authorizations, filings, registrations or qualifications (A) which shall have been obtained or made prior to the Closing Date and (B) as may be required to be obtained or made under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Notes by the Underwriters.

(xv) Since the date of the last audited consolidated financial statements included in the Disclosure Package and the Prospectus, there has not occurred any material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Disclosure Package and the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement). The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(xvi) To the knowledge of the Company, there are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties or assets of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement, Disclosure Package and the Prospectus and are not so described, or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, Disclosure Package and the Prospectus or to be filed as exhibits to the Registration Statement that are not so described or filed as required.

(xvii) The Company is not, and upon giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus will not be, or be required to register as, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(xviii) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to register the resale of any securities of the Company by reason of the filing of the Registration Statement with the Commission.

(xix) The Company has taken all necessary actions to ensure that, upon and at all times after the filing of the Registration Statement, the Company will be in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.

(xx) The Company and its Significant Subsidiaries have instituted, maintain and will continue to maintain, policies and procedures that are reasonably designed to promote compliance with (i) the Foreign Corrupt Practices Act of 1977, as amended, and the U.K. Bribery Act of 2010, (ii) applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and other applicable money laundering statutes, and any applicable rules and regulations issued by government authorities thereunder, and (iii) the economic sanctions laws and regulations administered by (a) the Office of Foreign Assets Control of the U.S. Treasury Department or the U.S. Department of State, and (b) the United Nations Security Council, the European Union or His Majesty’s Treasury of the United Kingdom.

In addition, any certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Notes shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the Underwriters, and the Underwriters, severally and not jointly, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agree to purchase from the Company the principal amount of the Notes set forth opposite such Underwriter’s name in Schedule I hereto (i) at the purchase price of 99.329% of the principal amount of the Notes.

3. Terms of Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of the Notes. The Company is further advised by you that the Notes are to be offered to the public on the terms set forth in the Prospectus.

4. Payment and Delivery. Payment for the Notes shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Notes for the account of the Underwriters on February 19, 2026, at 10:00 a.m. New York City time at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, One Manhattan West, New York, New York 10001, or at such time on such later date not more than three business days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Notes being herein called the “Closing Date”). Delivery of the Notes shall be made to the Representatives against payment by the Underwriters of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Notes shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

5. Conditions to the Underwriters’ Obligations. The obligations of the Company to sell the Notes to the Underwriters and the obligation of the Underwriters to purchase and pay for the Notes on the Closing Date are subject to the conditions that the Registration Statement shall be effective on the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for that purpose shall be pending before or threatened by the Commission.

The obligation of the Underwriters is subject to the following further conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change with negative implications, in the rating accorded any of the Company’s securities by either or both of Standard & Poor’s Rating Services or Moody’s Investor Services, Inc.; and

(ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Disclosure Package (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Notes on the terms and in the manner contemplated in the Disclosure Package.

(b) The Representatives shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a) and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c) The Indenture shall have been duly and validly executed and delivered by the Company and the Trustee.

(d) The Representatives shall have received on the Closing Date, an opinion and 10b-5 statement of Davis Polk & Wardwell LLP, outside counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.

(e) The Representatives shall have received on the Closing Date, an opinion of Connor Kuratek, Deputy General Counsel & Corporate Secretary for the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.

(f) The Representatives shall have received on the Closing Date, an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, dated the Closing Date, with respect to certain of the matters covered in Section 5(d) above and such other related matters as the Underwriters may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(g) The Representatives shall have received on the date hereof, a letter, dated the date hereof, in form and substance satisfactory to the Representatives, from Deloitte & Touche LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to Underwriters with respect to the financial statements and certain financial information of the Company contained in the Registration Statement, the Disclosure Package and the Prospectus.

(h) The Representatives shall have received on the Closing Date, a letter, dated the Closing Date in form and substance satisfactory to the Representatives, from Deloitte & Touche LLP, independent public accountants, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to Section 5(g), except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date.

6. Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with the Underwriters as follows:

(a) To make available to you upon request, without charge, two signed copies of the Registration Statement (including exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(c) below, as many copies of the Disclosure Package, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b) In connection with the offering of the Notes, before amending or supplementing the Disclosure Package or the Prospectus to furnish to you a copy of each such proposed amendment or supplement and (other than solely with respect to the filing of a document pursuant to the Exchange Act) not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) The Company will immediately notify the Representatives and their counsel upon becoming aware of any such event, development or condition that may cause the Registration Statement to contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or may cause the Prospectus or Disclosure Package to include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the Initial Sale Time or at the time it is delivered or conveyed to a purchaser, not misleading. If at any time during the period beginning on the date of this Agreement and ending on the later of the Closing Date or such date as, in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales of the Notes by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act (the “Prospectus Delivery Period”), any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or outside counsel for the Company, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Disclosure Package or the Prospectus in order that the Disclosure Package or the Prospectus, as the case may be, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the Initial Sale Time or at the time it is delivered or conveyed to a purchaser, not misleading, or if it shall be necessary, in the opinion of either such counsel, at any such time to amend the Registration Statement or amend or supplement the Disclosure Package or the Prospectus to comply with applicable law, the Company will, upon notice from such counsel, promptly prepare and file with the Commission, subject to Section 6(b) hereof, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the Disclosure Package or the Prospectus comply with such law, and the Company will furnish to the Underwriters, without charge, such number of copies of such amendment or supplement as the Underwriters may reasonably request.

(d) To endeavor to qualify the Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request, provided that in connection therewith the Company will not be required to (i) qualify as a foreign corporation or file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent or (ii) subject itself to taxation in respect of doing business in any jurisdiction where it is not currently subject to taxation.

(e) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: the fees, disbursements and expenses of the Company’s outside counsel and the Company’s accountants in connection with the registration and delivery of the Notes under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, all costs and expenses related to the transfer and delivery of the Notes to the Underwriters, including any transfer or other taxes payable thereon, the cost of printing or producing any Blue Sky memorandum in connection with the offer and sale of the Notes under state securities laws and all expenses in connection with the qualification of the Notes for offer and sale under state securities laws as provided in Section 6(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky memorandum, all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Notes by the Financial Industry Regulatory Authority, Inc., the cost of printing the Notes, the costs and charges of the Trustee, the costs and expenses of the Company relating to investor presentations on any

“road show” undertaken in connection with the marketing of the offering of the Notes, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show and all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 7 entitled “Indemnity and Contribution,” and the last paragraph of Section 9 below, each Underwriter will pay all of its costs and expenses in connection with the resale of any of the Notes by it and any advertising expenses connected with any offers it may make.

(f) The Company will file the term sheet attached at Schedule II(C) hereto (the “Final Term Sheet”) pursuant to Rule 433(d) under the Securities Act within the time required by such rule.

(g) The Company represents that it has not made, and agrees that, unless it obtains the prior written consent of the Representatives, it will not make, any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 under the Securities Act; provided that the prior written consent of the Representatives shall be deemed to have been given in respect of any Issuer Free Writing Prospectuses included in Schedule II to this Agreement. Any such free writing prospectus consented to or deemed to be consented to by the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. The Company consents to the use by any Underwriter of a free writing prospectus that (a) is not an “issuer free writing prospectus” as defined in Rule 433, and (b) contains only (i) information describing the preliminary terms of the Notes or their offering, (ii) information permitted by Rule 134 under the Securities Act or (iii) information that describes the final terms of the Notes or their offering and that is included in the Final Term Sheet of the Company contemplated in Section 6(f).

(h) If at any time during the Prospectus Delivery Period, the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representatives, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Notes, in a form satisfactory to the Representatives, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective and (iv) promptly notify the Representatives of such effectiveness. The Company will take all other action reasonably necessary or appropriate to permit the public offering and sale of the Notes to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(i) The Company agrees to pay the required Commission filing fees relating to the Notes within the time required by and in accordance with Rule 456(b)(1) and 457(r) under the Securities Act.

7. Indemnity and Contribution.

(a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus or any amendments or supplements thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by or on behalf of any Underwriter through the Representatives expressly for use therein.

(b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity contained in subsection (a) of this Section, but only with reference to information relating to the Underwriters furnished to the Company in writing by or on behalf of any Underwriter through the Representatives expressly for use in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendments or supplements thereto. The Company hereby acknowledges that the only information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) are the following statements set forth in the “Underwriting” section in the Preliminary Prospectus and the Prospectus: (i) the fourth paragraph relating to concessions and reallowances; and (ii) the eighth, ninth and tenth paragraphs relating to stabilization, syndicate covering transactions and penalty bids.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or Section 7(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding; but the failure so to notify the indemnifying party will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party failed to retain satisfactory counsel in a timely manner. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Underwriter and such control persons of such Underwriter shall be designated in writing by the Representatives in the case of parties indemnified pursuant to Section 7(a); and by the Company, in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) To the extent the indemnification provided for in paragraph (a) or (b) of this Section 7 is unavailable to an indemnified party or insufficient in amount in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Notes or if the allocation provided above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Notes shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Notes (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate initial public offering price of the Notes as set forth on such cover. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of Sections 7(d) and 7(e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity. The obligations of the Underwriters in this subsection (e) and subsection (d) above to contribute are several in proportion to their respective underwriting obligations with respect to such Notes and not joint.

(f) The indemnity and contribution provisions contained in this Section 7 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of any termination of this Agreement, any investigation made by or on behalf of the Underwriters or any person controlling the Underwriters or by or on behalf of the Company, its officers who signed the Registration Statement, its directors or any person controlling the Company and acceptance of and payment for any of the Notes.

8. Termination. This Agreement shall be subject to termination by notice given by the Representatives to the Company if after the execution and delivery of this Agreement and prior to the Closing Date, (a) trading generally shall have been suspended or materially limited on or by, as the case may be, the New York Stock Exchange or the Financial Industry Regulatory Authority, (b) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (c) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (d) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the Representatives’ judgment, is material and adverse and, in the case of any of the events specified in clauses (a) through (d), such event, singly or together with any other such event, makes it, in the Representatives’ judgment, impracticable or inadvisable to offer, sell or deliver the Notes on the terms and in the manner contemplated in the Disclosure Package.

9. Defaulting Underwriters.

(a) If any Underwriter shall default in its obligations to purchase Notes of any series which it has agreed to purchase at the Closing Date under this Agreement, the Representatives may in their discretion arrange for themselves or another party or other parties to purchase such Notes on the terms contained herein. If within thirty-six hours after such default by any Underwriter, the Representatives do not arrange for the purchase of such Notes, then the Company shall be entitled to a further thirty-six hours within which to procure another party or parties reasonably satisfactory to the Representatives to purchase such Notes on such terms. In the event that, within the respective prescribed period, the Representatives notify the Company that they have so arranged for the purchase of such Notes, or the Company notifies the Representatives that it has so arranged for the purchase of such Notes, the Representatives or the Company shall have the right to postpone the Closing Date for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, as amended or supplemented, or in any other documents or arrangements, the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Representatives may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Notes.

(b) If, after giving effect to any arrangements for the purchase of such Notes of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of such Notes of such series which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of such series of Notes to be purchased on the Closing Date, then the Company shall have the right to require each non-defaulting Underwriter with respect to such series of Notes to purchase the principal amount of such Notes which such Underwriter has agreed to purchase under this Agreement and, in addition, to require each such non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of such Notes which such Underwriter agreed to purchase under this Agreement) of such series of Notes of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of such series of Notes which remains unpurchased exceeds one-eleventh of the aggregate principal amount of such series of Notes to be purchased on the Closing Date, as referred to in subsection (b) above, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters of such series of Notes to purchase the Notes of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 7 hereof, but nothing herein shall relieve a defaulting Underwriter from liability for its default.

10. Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

11. Reimbursement of Underwriters’ Expenses. If this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters for all out-of-pocket expenses reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

12. Recognition of the U.S. Special Resolution Regime.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime.

(c) For purpose of this Section 12, (i) the term “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (ii) the term “Covered Entity” means any of the following: (A) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (B) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (C) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (iii) the term “Default Rights” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (iv) the term “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

13. Counterparts. This Agreement may be signed in two or more counterparts (including by facsimile), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, the Uniform Electronic Transactions Act, the New York State Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

14. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the conflicts of laws provisions thereof.

15. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

16. No Fiduciary Duty. The Company acknowledges and agrees that (a) the purchase and sale of the Notes pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (b) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (c) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (d) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

17. Entire Agreement. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

18. No Trial By Jury. The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

19. Patriot Act Compliance. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

20. Notices. All notices and other communications hereunder shall be in writing and shall deemed to have been given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives, c/o Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel, Facsimile: (646) 291-1469, c/o J.P. Morgan Securities LLC, 270 Park Avenue, New York, New York 10017, Attention: Investment Grade Syndicate Desk, Facsimile: (212) 834-6081, c/o Wells Fargo Securities, LLC, 550 South Tryon Street, 5th Floor, Charlotte, North Carolina 28202, Attention: Transaction Management; with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, One Manhattan West, New York, New York 10001, Attention: Michael J. Schwartz, Facsimile: (917) 777-3694; and notices to the Company shall be directed to it at 1166 Avenue of the Americas, New York, New York 10036, Attention: Ferdinand G. Jahnel, Facsimile: (212) 948-4312.

[Signature pages follow]

Very truly yours,

MARSH & McLENNAN COMPANIES, INC.

By:	/s/ Mark C. McGivney
	Name:	Mark C. McGivney
	Title:	Senior Vice President and Chief Financial Officer

[Signature Page to Underwriting Agreement]

Confirmed and Accepted

as of the date hereof:

CITIGROUP GLOBAL MARKETS INC.

Acting as Representative of the several Underwriters named in

Schedule I hereto

By:	/s/ Adam D. Bordner
	Name:	Adam D. Bordner
	Title:	Managing Director

[Signature Page to Underwriting Agreement]

Confirmed and Accepted

as of the date hereof:

J.P. MORGAN SECURITIES LLC

Acting as Representative of the several Underwriters named in

Schedule I hereto

By:	/s/ Robert Bottamedi
	Name:	Robert Bottamedi
	Title:	Executive Director

[Signature Page to Underwriting Agreement]

Confirmed and Accepted

as of the date hereof:

WELLS FARGO SECURITIES, LLC

Acting as Representative of the several Underwriters named in

Schedule I hereto

By:	/s/ Carolyn Hurley
	Name:	Carolyn Hurley
	Title:	Managing Director

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriter	Principal Amount of the Notes
Citigroup Global Markets Inc.	$96,000,000
J.P. Morgan Securities LLC	$96,000,000
Wells Fargo Securities, LLC	$96,000,000
RBC Capital Markets, LLC	$96,000,000
Scotia Capital (USA) Inc.	$96,000,000
CIBC World Markets Corp.	$24,000,000
PNC Capital Markets LLC	$24,000,000
Siebert Williams Shank & Co., LLC	$24,000,000
TD Securities (USA) LLC	$24,000,000
U.S. Bancorp Investments, Inc.	$24,000,000

Total	$600,000,000

I-1

SCHEDULE II

A. ISSUER FREE WRITING PROSPECTUSES INCLUDED IN DISCLOSURE PACKAGE

Final Term Sheet dated February 11, 2026

B. ISSUER FREE WRITING PROSPECTUSES NOT INCLUDED IN DISCLOSURE PACKAGE

N/A

C. FORM OF FINAL TERM SHEET

Final Term Sheet

Filed Pursuant to Rule 433

Supplementing the Preliminary Prospectus Supplement, dated February 11, 2026

Registration Statement No. 333-280979

February 11, 2026

Marsh & McLennan Companies, Inc.

$600,000,000 4.950% Senior Notes due 2036

Terms Applicable to the Notes

Issuer:	Marsh & McLennan Companies, Inc.

Offering Format:	SEC-Registered

Trade Date:	February 11, 2026

Settlement Date*:	February 19, 2026 (T+5)

Expected Ratings / Outlook

(Moody’s / S&P / Fitch)**:	A3 (Stable) / A- (Stable) / A- (Stable)

Net Proceeds to Issuer (before offering expenses):	$595,974,000

Use of Proceeds:	The net proceeds of this offering will be used for general corporate purposes.

Securities:	4.950% Senior Notes due 2036

Maturity Date:	March 15, 2036

Principal Amount:	$600,000,000

Price to Public:	99.979% of principal amount, plus accrued interest, if any, from February 19, 2026

Benchmark Treasury:	4.000% due November 15, 2035

Benchmark Treasury Price / Yield:	98-20 / 4.172%

Spread to Benchmark Treasury:	+ 78 basis points

Re-Offer Yield:	4.952%

Coupon:	4.950%

Interest Payment Dates:	Semi-annually on March 15 and September 15 of each year, commencing on September 15, 2026

Optional Redemption – Make-Whole Call:	Prior to December 15, 2035: the greater of (1)(a) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes discounted to the redemption date (assuming the Notes matured on the Par Call date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points less (b) interest accrued to the date of redemption, and (2) 100% of the principal amount of the Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date.

Optional Redemption – Par Call:	On or after December 15, 2035, three months prior to the Maturity Date

CUSIP / ISIN:	571748CF7 / US571748CF73

Joint Book-Running Managers:	Citigroup Global Markets Inc. J.P. Morgan Securities LLC Wells Fargo Securities, LLC RBC Capital Markets, LLC Scotia Capital (USA) Inc.

Co-Managers:	CIBC World Markets Corp. PNC Capital Markets LLC Siebert Williams Shank & Co., LLC TD Securities (USA) LLC U.S. Bancorp Investments, Inc.

*

Note: Under Rule 15c6-1 under the Securities Exchange Act, trades in the secondary market are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on any date prior to one business day before delivery will be required, by virtue of the fact that the notes initially settle in T+5, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes during such period should consult their advisors.

**

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision, suspension or withdrawal at any time. Each credit rating should be evaluated independently of any other credit rating. No report of any rating agency is being incorporated by reference herein.

The issuer has filed a registration statement, including a prospectus and a related preliminary prospectus supplement, with the SEC for the offering to which this communication relates. Before you invest, you should read the preliminary prospectus supplement, the prospectus in the registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Joint Book-Running Managers will arrange to send you the prospectus and prospectus supplement if you request it by contacting: (i) Citigroup Global Markets Inc. at 1-800-831-9146, (ii) J.P. Morgan Securities LLC collect at 1-212-834-4533 and (iii) Wells Fargo Securities, LLC at 1-800-645-3751.

This communication should be read in conjunction with the preliminary prospectus supplement and the accompanying prospectus. The information in this communication supersedes the information in the preliminary prospectus supplement and the accompanying prospectus to the extent it is inconsistent with the information in such preliminary prospectus supplement or the accompanying prospectus. Terms used but not defined herein have the meanings given in the preliminary prospectus supplement.

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg or another email system.